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                                                                     EXHIBIT 4.8

                                                                [EXECUTION COPY]

                          THIRD SUPPLEMENTAL INDENTURE
                                       TO
                                MASTER INDENTURE

                  THIRD SUPPLEMENTAL INDENTURE TO MASTER INDENTURE, dated as of November 18, 2003 (this "Supplemental Indenture"), between FNANB CREDIT CARD MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture dated as of July 1, 2002 (as supplemented, the "Master Indenture") relating to the issuance of asset backed notes by the FNANB Credit Card Master Note Trust;

                  WHEREAS, Section 10.1(a) of the Master Indenture provides that the Issuer and the Indenture Trustee, without the consent of the Holders of any Notes but with prior notice to each Rating Agency, when authorized by an Issuer Order, may enter into one or more indentures supplemental to the Master Indenture, among other purposes, to cure any ambiguity, to correct or supplement any provision in the Master Indenture that may be inconsistent with any other provision in the Master Indenture or to make any other provisions with respect to matters or questions arising under the Master Indenture; and

                  WHEREAS, the Issuer and the Indenture Trustee are entering into this Supplemental Indenture to amend the Master Indenture as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Issuer and the Indenture Trustee agree as follows:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Supplemental Indenture that are defined in the Master Indenture have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Supplemental Indenture.

                  Section 2. Amendment of Annex A. Annex A to the Master Indenture is hereby amended by deleting the definition of "Exchangeable Transferor Certificate" in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           "Exchangeable Transferor Certificate" means the certificate executed by the Transferor and authenticated by the Owner Trustee pursuant to

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         Section 3.2 of the Trust Agreement and any Exchangeable Transferor
         Certificate reissued pursuant to Section 3.4 of the Trust Agreement.

                  Section 3. Incorporation of Master Indenture. The Master Indenture as amended by this Supplemental Indenture is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Master Indenture, the terms and provisions of this Supplemental Indenture shall govern. After the date hereof, any reference to the Master Indenture shall mean the Master Indenture as amended by this Supplemental Indenture.

                  Section 4. Ratification of Master Indenture. As amended by this Supplemental Indenture, the Master Indenture is in all respects ratified and confirmed, and the Master Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 5. Counterparts. This Master Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplemental Indenture to be duly executed by their respective officers as of the day and year first above written.

                                           FNANB CREDIT CARD MASTER NOTE TRUST,
                                           as Issuer

                                           By: WILMINGTON TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Owner Trustee

                                           By: /s/ Patricia A. Evans
                                               ---------------------------------
                                                Name:  Patricia A. Evans
                                                Title: Assistant Vice President

                                           JPMORGAN CHASE BANK,
                                           not in its individual capacity but
                                           solely as Indenture Trustee

                                           By: /s/ Wen Hao Wang
                                               ---------------------------------
                                                Name:  Wen Hao Wang
                                                Title: Asst. Vice President

Acknowledged and Accepted:

FIRST NORTH AMERICAN NATIONAL BANK,
as Servicer

By: /s/ Daniel P. Tierney
    ------------------------------
     Name:  Daniel P. Tierney
     Title: President

DC FUNDING INTERNATIONAL, INC.,
as Transferor

By: /s/ Philip J. Dunn
    ------------------------------
     Name:  Philip J. Dunn
     Title: President

FNANB Bankcard Portfolio Sale
Third Supplemental Indenture to Master Indenture
November 18, 2003